Exhibit 4.2


                                 AMENDMENT NO. 1
                          TO FIRST AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


     Amendment No. 1 (this "Amendment") dated as of September 10, 2003 to the First Amended and Restated Stockholders Agreement dated as of January 20, 1999 (such agreement being referred to herein as the "Stockholders Agreement") among Centennial Communications Corp. (the "Company"), the several persons named in
Schedule  I thereto  (the  "WCAS  Purchasers"),  the  several  persons  named in
Schedule II thereto (the "Blackstone Purchasers"), the Signal Purchasers referred to therein, the Management Purchasers referred to therein and the Guayacan Purchasers referred to therein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

     WHEREAS, the Company and the Stockholders listed on the signature pages hereto, representing a majority in interest of each of the WCAS Purchasers and the Blackstone Purchasers as required by Section 20 of the Stockholders Agreement, desire to amend the Stockholders Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below:

          1. Section 1(a)(ii) of the Stockholders Agreement is hereby amended by amending and restating in its entirety subclause (a) thereof to read in full as set forth below:

                         "a) (1)  one  director  designated  by  Welsh,  Carson,
                    Anderson & Stowe VII, L.P. so long as the WCAS Purchasers own (in the aggregate) not less than 25% of the shares of Common Stock owned by them on January 20, 1999;

                         (2) one director  (and  commencing on the day following
                    the Company's 2003 annual meeting of stockholders, two directors) designated by Welsh, Carson, Anderson & Stowe VIII, L.P. so long as the WCAS Purchasers own (in the aggregate) not less than 25% of the shares of Common Stock owned by them on January 20, 1999; and

                         (3) one director  designated  by WCAS Capital  Partners
                    III, L.P. (such director, collectively with the directors designated pursuant to Sections 1(a)(ii)(a)(1) and 1(a)(ii)(a)(2), the "WCAS Designees") so long as the WCAS


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                    Purchasers  own (in the  aggregate) not less than 25% of the shares of Common  Stock owned by them on January  20,  1999;
                    and"

          2. Section 1(a)(ii) of the Stockholders Agreement is hereby amended by amending and restating in its entirety subclause (b) thereof to read in full as set forth below:
                         "b)  one  director  designated  by  the  holders  of  a
                    majority of the Common Stock then held by all Blackstone Purchasers (the "Blackstone Designee") so long as the Blackstone Purchasers own (in the aggregate) not less than 33% of the shares of Common Stock owned by them on January 20, 1999; and"

          3. Section 1(a)(ii) of the Stockholders Agreement is hereby amended by amending and restating in its entirety subclause (c) thereof to read in full as set forth below:
                     "c)   the Chief Executive Officer of the Company;"

          4. Section 1(b) of the Stockholders Agreement is hereby amended and restated in its entirety to read in full as set forth below:

                         "(b) The three  directors  not  designated  pursuant to
                    clause (ii) of paragraph (a) above shall be directors that shall be elected by the stockholders of the Company. In any such election, the Stockholders shall vote their shares only for persons that (x) are not employees or officers of (i) the Company or any of its Subsidiaries or (ii) the Stockholders or their respective stockholders, members or partners and (y) otherwise qualify as "independent directors" under the rules applicable to members of an audit committee of the board of directors of any company whose securities are traded on any exchange or quotation system on which the Common Stock or any other securities of the Company are then listed or traded and satisfy any other requirements under the rules of any such exchange or quotation system or applicable law."

          5. Sections 1(c)(i) through 1(c)(iii) of the Stockholders Agreement are hereby amended and restated in their entirety to read in full as set forth below:

                    "(i) a  Compensation  Committee  of the  Board of  Directors
               consisting of three directors, two of whom shall be WCAS Designees, if any then exist, and the third of whom shall be a Blackstone Designee, if any then exist (provided that if at any


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               time such  composition is not then permitted under the applicable rules of any exchange or quotation system on which the Common Stock or any other securities of the Company are then listed or traded, such composition shall be modified to be consistent with such rules, such modification to approximate as closely as possible, to the extent permissible under such rules, the composition set forth above), which Compensation Committee shall
               (x) approve all grants of stock options to employees of the Company, all increases in compensation of officers of the Company, all annual bonuses granted to officers of the Company and all other employee benefits (including, without limitation,
               vacation   policy,   benefit  plans,   company   automobiles  and
               insurance) granted to officers of the Company, (y) have such other duties and responsibilities as may be required by the rules of any exchange or quotation system on which the Common Stock or any other securities of the Company are then listed or traded or by any applicable law and (z) have such other duties and responsibilities as the Board of Directors may from time to time determine;

                    (ii) an Audit Committee of the Board  consisting of at least three directors, one of whom shall be a WCAS Designee, if any then exist (provided that if at any time such composition is not then permitted under the applicable rules of any exchange or quotation system on which the Common Stock or other securities of the Company are then listed or traded, such composition shall be modified to be consistent with such rules, such modification to approximate as closely as possible, to the extent permissible under such rules, the composition set forth above; provided, further, that if such rules do not permit a WCAS Designee to be a member of the Audit Committee of the Board, a WCAS Designee shall be entitled to attend meetings of the Audit Committee of the Board as a non-voting observer, to the extent permissible under such rules (provided that the Audit Committee of the Board may as it deems appropriate exclude such non-voting observer from its meetings)), which Audit Committee shall (x) review and approve the financial statements of the Company as audited by the Company's independent certified public accountants, (y) have such other duties and responsibilities as may be required by the rules of any exchange or quotation system on which the Common Stock or any other securities of the Company are then listed or traded or by any applicable law and (z) have such other duties and responsibilities as the Board may from time to time determine; and

                    (iii) such other  committees as the Board shall from time to time deem appropriate, consisting of at least three directors, at least two of whom shall be WCAS Designees, if any then exist, and at least one of whom shall be a Blackstone Designee, if any then exist (provided that (x) if at any time such composition of any such committee is not then permitted under the applicable rules of any exchange or quotation system on which the Common Stock or


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               any other  securities of the Company are then listed or traded or applicable law, such composition of such committee shall be modified to be consistent with such rules, such modification to approximate as closely as possible, to the extent permissible under such rules, the composition set forth above and (y) in the event that any such committee is an ad hoc committee formed to evaluate a transaction or other matter involving the Company in which any director has an interest or would otherwise, in the judgment of the Board, not be disinterested with respect to such transaction or matter, the composition of such committee shall be as determined by the Board; provided that such interested director shall not be a member of such committee), which committees shall have such duties and responsibilities as the Board may from time to time determine."

          6. Section 1 of the Stockholders Agreement is hereby amended by adding a new Section 1(e) at the end of Section 1 to read as follows:

                    "(e)  The  Blackstone   Purchasers   shall  be  entitled  to
               designate one non-voting observer to the Board for so long as the Blackstone Purchasers have the right to designate a Blackstone Designee pursuant to Section 1(a)(ii)(b). Such observer shall have the right to attend all meetings of the Board; provided that the observer shall not be entitled to attend any portion of any meeting or receive any notice, document or financial information relating to any privileged matter if counsel to the Company advises (after taking into account any mitigating factors, including any relationship to any stockholder of the Company) that such attendance or receipt of information would reasonably be expected to jeopardize any privilege otherwise available to the Company with respect thereto, and the Company notifies the Blackstone Purchasers of such advice prior to such meeting or delivery of such information to the members of the Board of the Company."

          7. The Stockholders Agreement is hereby amended by replacing each reference therein to "Blackstone Designees" with a reference to "Blackstone Designee".

          8. Section 9 of the Stockholders Agreement is hereby amended by adding the phrase "(or 10% in the case of any Blackstone Purchaser or WCAS Purchaser)" after the phrase "at least 25%" on the second line of such Section.

          9. Section 11(b) of the Stockholders Agreement is hereby amended by adding a proviso to the end of such Section to read as follows:

                    "; provided, however, that the provisions of Section 1, 10, 11(b) and 15 through 25 shall terminate only as to the


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                    Blackstone Purchasers upon delivery of written notice by the
                    Blackstone Purchasers to the other parties to this Agreement following any date on which the Blackstone Purchasers and their affiliates collectively own less than five million shares of Common Stock (as adjusted for any stock dividend, stock split or similar event)."

          10. Clause (1) of Section 19 of the Stockholders Agreement is hereby amended and restated in its entirety to read in full as set forth below:

         "(1) if to the Company, to it at:

         3349 Route 138
         Wall, New Jersey 07719
         Fax: (732) 556-2245
         Tel: (732) 556-2200
         Attention:     Chief Financial Officer
                        General Counsel"

          11. The Blackstone Purchasers agree to take all actions necessary to cause the resignation or removal of one Director affiliated with Blackstone Management Associates, L.L.C. no later than the day following the Company's 2003 annual meeting of stockholders such that, after such resignation or removal, only one Blackstone Designee remains on the Board.

          12. This Amendment has been executed as of the date first above written and will automatically and without further action of the parties become effective as of the consummation of the firm portion of the registered public offering by the Company of at least 27,000,000, and (without the consent of Welsh, Carson, Anderson & Stowe VIII, L.P. and Blackstone Management Associates III, L.P., which consent may be withheld in the sole discretion of the consenting party) no more than 30,000,000, shares of Common Stock pursuant to a registration statement that becomes effective no later than September 30, 2003; provided that such offering includes an over-allotment option (whether or not exercised) of at least 15% of the shares of Common Stock included in the firm portion of the registered public offering, which shares will be sold by the Blackstone Purchasers.

          13. This Amendment shall not constitute an amendment or modification of any provision of, or schedule to, the Stockholders Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and schedules of the Stockholders Agreement are and shall remain in full force and effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Stockholders Agreement shall refer to the Stockholders Agreement as amended hereby.


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          14.  This  Amendment  may be  executed  by one or more of the  parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment shall be deemed to be an executed original thereof.

          15. This Amendment shall be governed by, enforceable under and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.



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          IN WITNESS WHEREOF, the Company and the Stockholders listed below have each caused this Amendment to be duly executed as of the date first above written.


                                                 CENTENNIAL COMMUNICATIONS
                                                        CORP.

                                                 By: /s/ THOMAS J. FITZPATRICK
                                                    ----------------------------
                                                    Name: Thomas J. Fitzpatrick
                                                    Title:



                                                 WELSH, CARSON, ANDERSON &
                                                        STOWE VII, L.P.

                                                 By:  WCAS VII Partners, L.P.,
                                                        General Partner

                                                 By:  /s/ JONATHAN M. RATHER
                                                      --------------------------
                                                         General Partner



                                                 WELSH, CARSON, ANDERSON &
                                                        STOWE VIII, L.P.

                                                 By:  WCAS VIII Associates,
                                                        L.L.C., General Partner

                                                 By:  /s/ JONATHAN M. RATHER
                                                      --------------------------
                                                         Managing Member



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                                                 WCAS CAPITAL PARTNERS III, L.P.

                                                 By:  WCAS CP III Associates,
                                                        L.L.C., General Partner

                                                 By:  /s/ JONATHAN M. RATHER
                                                      --------------------------
                                                         Managing Member



                                                 WCAS INFORMATION PARTNERS, L.P.

                                                 By:  /s/ JONATHAN M. RATHER
                                                      --------------------------
                                                         General Partner



                                                 Patrick J. Welsh
                                                 Russell L. Carson
                                                 Bruce K. Anderson
                                                 Thomas E. McInerney
                                                 Robert A. Minicucci
                                                 Anthony J. de Nicola
                                                 Paul B. Queally
                                                 D. Scott Mackesy
                                                 John Clark
                                                 James R. Matthews
                                                 Sanjay Swani
                                                 Jonathan M. Rather

                                                 By:  /s/ JONATHAN M. RATHER
                                                      --------------------------
                                                          Jonathan M. Rather
                                                          Individually and as
                                                          Attorney-in-fact


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                                                 BLACKSTONE CCC CAPITAL
                                                        PARTNERS L.P.
                                                 By:  Blackstone Management
                                                        Associates III L.L.C.,
                                                        Its general partner

                                                 By:  /s/ LAWRENCE H. GUFFEY
                                                      --------------------------
                                                      Name:  Lawrence H. Guffey
                                                      Title: Member


                                                 BLACKSTONE CCC OFFSHORE
                                                        CAPITAL PARTNERS L.P.

                                                 By:  Blackstone Management
                                                        Associates III L.L.C.,
                                                        Its general partner

                                                 By:  /s/ LAWRENCE H. GUFFEY
                                                      --------------------------
                                                      Name:  Lawrence H. Guffey
                                                      Title: Member


                                                 BLACKSTONE FAMILY INVESTMENT
                                                        PARTNERSHIP III L.P.

                                                 By:  Blackstone Management
                                                        Associates III L.L.C.,
                                                        Its general partner

                                                 By:  /s/ LAWRENCE H. GUFFEY
                                                      --------------------------
                                                      Name:  Lawrence H. Guffey
                                                      Title: Member



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